EXHIBIT 99.1
[TALK.COM GRAPHIC]


For Immediate Release

          TALK.COM TO ACQUIRE ACCESS ONE COMMUNICATIONS; SOROS PRIVATE
                      EQUITY PARTNERS TO INVEST $80 MILLION
   -ACQUISITION JUMPSTARTS ROLL OUT OF LOCAL AND LONG DISTANCE BUNDLE TO SMALL
            BUSINESS AND CONSUMER MARKETS VIA SMART-BUILD APPROACH-

RESTON, VA--MARCH 27, 2000--TALK.COM (NASDAQ NM: TALK), the leader in leveraging the power of the internet to bill, service and market telecom services to its growing customer base, today announced that it has signed a definitive merger agreement with Access One Communications, a high-growth, private, local telecommunications service provider to nine states in the southeastern United States.

Under the terms of the agreement, shareholders of Access One shall receive approximately 14.3 million shares of TALK.com common stock valued at approximately $200 million. The transaction, which has been unanimously approved by the boards of directors of each company, is subject to shareholder and regulatory approvals and will be accounted for as a purchase.

Gabe Battista, Chairman and Chief Executive Officer of TALK.com said, "This merger marks TALK.com's commitment to becoming a full service provider of integrated telecommunications services with the flexibility to compete and adapt to a changing market place. We are marrying our high volume marketing machine and distribution channels, with Access One's highly scaleable operating service systems platform. As a result, we are propelled into a new, emerging local services market with the potential to increase our geographic expansion and the services offered in these regions."

TALK.com will become the first provider of local and long distance services, ubiquitously, in a Regional Bell Operating Company ("RBOC") territory, which includes all nine southeastern states. Access One was the first competitive local exchange carrier ("CLEC") to provide a suite of communications services on a region-wide basis using the unbundled network elements platform ("UNE-P") through its agreement with an RBOC.

"Region-wide coverage and large margins afforded by UNE-P make it the perfect local telecommunications networking solution for TALK.com's proven successful internet marketing and customer service strategy," stated Ken Baritz, Chairman and Chief Executive Officer of Access One. "Recent Supreme Court and FCC rulings of nationwide UNE-P availability have created a ripe environment for this new entity to facilitate instant access throughout the nine state southeastern region and rapid nationwide deployment of local telecom services to TALK.com's existing customer base."

TALK.com provides long-distance services to over 1.5 million online customers throughout the United States. The newly available state markets for local services include Georgia, Florida, North Carolina, Mississippi, South Carolina, Kentucky, Alabama, Tennessee, and Louisiana. These markets will give TALK.com the ability to capture new market share, either through "upselling" the existing 300,000 long distance customers within Access One's territory or by selling the long distance and local services bundle to new prospects. Prior to the transaction's closing, the Companies will launch their bundled services offering. In addition, the combined company yields a highly efficient approach to selling telecom services with low customer acquisition and provisioning costs coupled with higher customer retention.

The new entity will operate under the name TALK.com and remain trading on the Nasdaq National Market System under the symbol TALK. As a result of TALK's revised focus on local services, TALK.com's management team has been expanded to include Ken Baritz, former Chief Executive Officer of Access One, as President and Kevin Griffo, President of Access One, as Executive Vice President. Baritz will be appointed to the Board of Directors upon the transaction's closing. The appointment will increase the Company's board from four members to five.

SOROS PRIVATE EQUITY PARTNERS TO INVEST $80 MILLION

Separately, TALK.com announced that it has reached an agreement with Soros Private Equity Partners, to invest $80 million in the Company in exchange for 80,000 shares of seven percent convertible preferred TALK.com stock (convertible into approximately 4.5 million shares of TALK.com's common stock) and warrants to acquire 200,000 shares of TALK.com's common stock at $17.91 per share. In addition, a partner of Soros Private Equity Partners will join the Board of Directors of TALK.com.

The investment is subject to the execution of definitive agreements relating to the securities, certain regulatory approvals, completion of due diligence and other customary closing conditions. The holders of the convertible preferred stock and warrants will have the ability to require the Company to repurchase the securities if the merger with Access One is not consummated. TALK.com intends to use the proceeds of the investment for general working capital and other corporate purposes.

Gabe Battista, Chairman and Chief Executive Officer of TALK.com said, "We are delighted that Soros is making this commitment as we undertake our new initiatives at TALK.com including our combination with Access One and the exciting opportunity to roll out local services."

TALK.com and Access One's management will conduct a conference call at 11:30 a.m. Eastern Standard Time to discuss the merger. Investors and interested parties may listen to the call by dialing 888-753-6317, reservation 14778940, or logging on to www.vcall.com. To listen to the live Webcast, please register and download audio software at the site at least 15 minutes prior. The Webcast will be available on the site for approximately three months, while a telephone replay of the call is available for 7 days beginning at 1:30 p.m. EST, March 27, at 1-800-633-8284 or 1-858-812-6440.

ABOUT TALK.COM

TALK.com is the industry leader in telecommunications that uniquely taps the reach and efficiency of the Internet to market its telecommunications services and to support its customers. Monthly phone costs are billed automatically via credit card, and billing records are available broke new ground when it signed its marketing agreement with America Online (NYSE: AOL) and further established its leadership position through marketing partnerships with other online in "real-time," allowing consumer and business users to closely monitor telecom charges. In August 1999, J.D. Power and Associates, the global leader in quality and satisfaction measurements, ranked TALK.com as one of the highest in customer satisfaction. TALK.com prominent entities, including First USA, Prodigy, E*trade, Metris, CompuServe and DSI. In addition, the Company recently announced it gained accreditation from the Internet Corporation for Assigned Names and Numbers (ICANN) to become a registrar of domain names on the World Wide Web. TALK.com recently announced the launch of "MatchUpsm," an industry-leading rewards plan that provides consumers the ability to earn gift certificates from major online retailers.

The Company is further differentiated by its high-end Lucent-switched telephone network, user-friendly interface, proprietary online billing system and convenient service -- all provided with among the lowest consumer long-distance rates in the country featuring five cents per minute interstate calls. For further information, please visit the Company online at: www.TALK.com.

ABOUT ACCESS ONE
Access One Communications is a Florida-based competitive local exchange carrier, which provides an integrated suite of telecommunications products and services to small and medium sized business in the Southeastern United States. Access One is currently operating under a region-wide UNE-P platform agreement with a Regional Bell Operating Company (RBOC).

ABOUT SOROS PRIVATE EQUITY PARTNERS LLC
Soros Private Equity Partners LLC, an investment affiliate of Soros Fund Management LLC, is responsible for making direct equity investments on behalf of Quantum Industrial Partners LDC, a $3.5 billion investment fund and one of the Quantum Group of Funds. Soros Fund Management is the well-known investment advisory firm founded by George Soros. The Quantum Group of Funds is not generally available to US investors.

Please Note: "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding TALK.com's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 1999.

                                      # # #


CONTACTS:

  Investors:                               Media:
  TALK.com                                 Lippert/Heilshorn & Associates, Inc.
  Ruth Abeshaus                            Elissa Grabowski
  Director, Investor and Public Relations  Asst. Vice President, Media Relations
  215.862.1500                             212.735.9305



                                       3